Silk Road Medical Reports Fourth Quarter and Full Year 2021 Financial Results and

Provides 2022 Financial Outlook

SUNNYVALE, Calif., Feb. 24, 2022 (GLOBE NEWSWIRE) -- Silk Road Medical, Inc. (Nasdaq: SILK), a company focused on reducing the risk of stroke and its devastating impact, today reported financial results for the three months and full year ended December 31, 2021.

“Our team and physicians had a tremendous impact in 2021, performing nearly 14,000 cases and driving record annual revenue of $101.5 million,” said Erica Rogers, President and Chief Executive Officer of Silk Road Medical. “We drove measurable progress on regulatory and clinical fronts in anticipation of standard surgical risk approval in the U.S., entry into Japan and China, and development of our long-term pipeline, and we are well positioned to continue establishing TCAR as the new standard of care in carotid artery disease through 2022 and beyond.”

Fourth Quarter 2021 Financial Results
Revenue for the fourth quarter of 2021 was $28.3 million, an increase of $7.1 million or 34%, compared to the fourth quarter of 2020. Growth was driven primarily by increased procedures per trained physician, sequentially and year over year, as well as an expanding base of hospital accounts, trained physicians, and active sales territories, partially offset by ongoing regional headwinds related to COVID-19.

Gross profit for the fourth quarter of 2021 was $21.0 million compared to $15.9 million for the fourth quarter of 2020. Gross margin for the fourth quarter of 2021 declined to 74.4% compared to 75.3% for the fourth quarter of 2020, due to manufacturing expansion costs in Minnesota.

Operating expenses were $35.1 million for the fourth quarter of 2021, compared to $30.9 million in the comparable prior year period, which represents an increase of 14%. The increase was driven by selling, general and administrative expenses related to growth in personnel and continued commercialization initiatives.

Net loss was $14.7 million in the fourth quarter of 2021, or a loss of $0.42 per share, as compared to a loss of $16.8 million, or $0.49 per share, in the corresponding period of the prior year.

Full Year 2021 Financial Results
Revenue for the full year 2021 was $101.5 million, an increase of $26.2 million or 35%, compared to 2020. The increase was driven primarily by growing adoption of TCAR across an expanded base of hospital accounts, trained physicians, and sales territories. Second quarter revenue in 2020 included the recognition of $1.3 million in deferred revenue due to a decrease in the provision for sales returns related to certain prior sales with a shorter shelf life, coupled with the downward trend in the company’s historical returns rate. Excluding the contribution of the $1.3 million in 2020, full year 2021 results of $101.5 million represent an increase of $27.5 million or 37% compared to 2020.

Gross profit for the full year 2021 was $76.0 million compared to $53.9 million for 2020. Gross margin for the full year 2021 increased to 74.9% compared to 71.7% in 2020. The increase in gross margin was driven by broader utilization across our manufacturing operations as compared to the prior year.

Operating expenses were $123.5 million for the full year 2021, compared to $96.8 million in the corresponding prior year period, which represents an increase of 28%. The increase was driven by new and ongoing R&D programs, growth in personnel and continued commercialization initiatives, as well as the resumption of travel, tradeshow, and other expenses.

Net loss was $49.8 million in the full year 2021, or a loss of $1.44 per share, as compared to a loss of $47.4 million, or $1.44 per share, in the prior year.

Cash and cash equivalents were $110.2 million as of December 31, 2021.

2022 Financial Guidance
Silk Road Medical projects revenue for the full year 2022 to range from $126 million to $132 million.

Conference Call
Silk Road Medical will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Thursday, February 24, 2022, to discuss its fourth quarter and full year 2021 financial results. The call may be accessed through an operator by calling (844) 883-3861 for domestic callers and (574) 990-9820 for international callers using conference ID: 2046067. A live and archived webcast of the event will be available at https://investors.silkroadmed.com/.

About Silk Road Medical

Silk Road Medical, Inc. (NASDAQ: SILK), is a medical device company located in Sunnyvale, California, and Plymouth, Minnesota, that is focused on reducing the risk of stroke and its devastating impact. The company has pioneered a new approach for the treatment of carotid artery disease called TransCarotid Artery Revascularization (TCAR). TCAR is a clinically proven procedure combining surgical principles of neuroprotection with minimally invasive endovascular techniques to treat blockages in the carotid artery at risk of causing a stroke. For more information on how Silk Road Medical is delivering brighter patient outcomes through brighter clinical thinking, visit www.silkroadmed.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the impact of COVID-19 on our business, financial guidance, progress made on achieving our corporate goals, and the overall strength of our business and culture. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our filing made with the Securities and Exchange Commission in Silk Road’s Quarterly Report on Form 10-Q filing made with the Securities and Exchange Commission on November 9, 2021. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Silk Road Medical disclaims any obligation to update these forward-looking statements.

Investor Contact:

Lynn Lewis or Marissa Bych

Gilmartin Group

investors@silkroadmed.com

Media:

Michael Fanucchi

Silk Road Medical

mfanucchi@silkroadmed.com

SILK ROAD MEDICAL, INC.

Statements of Operations Data

(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$28,265	$21,133	$101,475	$75,227
Cost of goods sold	7,233	5,217	25,446	21,291
Gross profit	21,032	15,916	76,029	53,936
Operating expenses:
Research and development	7,499	10,036	27,110	21,271
Selling, general and administrative	27,595	20,872	96,387	75,524
Total operating expenses	35,094	30,908	123,497	96,795
Loss from operations	(14,062)	(14,992)	(47,468)	(42,859)
Interest income	15	152	198	1,104
Interest expense	(634)	(791)	(2,518)	(4,411)
Loss on debt extinguishment	—	(1,119)	—	(1,119)
Other income (expense), net	(12)	(6)	(23)	(80)

Net loss	(14,693)	(16,756)	(49,811)	(47,365)

Other comprehensive loss:
Change in unrealized gain (loss) on investments, net	(1)	(113)	(39)	37
Net change in other comprehensive loss	(1)	(113)	(39)	37

Net loss and comprehensive loss	$(14,694)	$(16,869)	$(49,850)	$(47,328)

Net loss per share, basic and diluted	$(0.42)	$(0.49)	$(1.44)	$(1.44)

Weighted average common shares used to compute net loss per share, basic and diluted	34,927,283	34,063,121	34,635,358	32,965,539

SILK ROAD MEDICAL, INC.

Balance Sheets Data

(Unaudited, in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$110,231	$69,466
Short-term investments	—	78,016
Accounts receivable, net	11,832	9,070
Inventories	17,851	9,989
Prepaid expenses and other current assets	3,412	6,787
Total current assets	143,326	173,328
Property and equipment, net	7,697	2,844
Restricted cash	232	310
Other non-current assets	5,370	2,832
Total assets	$156,625	$179,314
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,379	$2,598
Accrued liabilities	19,802	16,957
Short-term debt	3,905	—
Total current liabilities	26,086	19,555
Long-term debt	44,786	48,533
Other liabilities	6,513	3,726
Total liabilities	77,385	71,814

Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	35	34
Additional paid-in capital	367,907	346,318
Accumulated other comprehensive income	—	39
Accumulated deficit	(288,702)	(238,891)
Total stockholders' equity	79,240	107,500
Total liabilities and stockholders' equity	$156,625	$179,314